UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2026

SHARPLINK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41962	87-4752260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 S. Biscayne Boulevard, Floor 20, Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 293-0619

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 per share	SBET	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 22, 2026, Sharplink, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”) to sell in a registered direct offering (the “Offering”) an aggregate of 10,013,351 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

The price per Share was $7.49, and the gross proceeds from the Offering, before deducting the placement agent fees and offering expenses, were approximately $75 million. The Company intends to use the net proceeds received from the Offering to acquire Ether, the native cryptocurrency of the Ethereum blockchain commonly referred to as “ETH” as well as for general working capital purposes, including but not limited to repurchasing the Company’s Common Stock, pursuant to the Company’s stock repurchase program.

Under the Purchase Agreement, the Company also granted the Investor 10,013,351 warrants to purchase up to 10,013,351 shares of Common Stock (the “Warrants” and the shares underlying the Warrants, the “Warrant Shares”). Each Warrant has an exercise price of $8.15 per share, is immediately exercisable and will expire four years from the date of issuance. If the Warrants are fully exercised, the Company will receive approximately $81.6 million in additional aggregate gross proceeds.

The Shares, Warrants, and Warrant Shares (collectively, the “Securities”) were offered and sold pursuant to a prospectus, dated May 30, 2025, and a prospectus supplement, dated June 22, 2026, in connection with a takedown from the Company’s effective shelf registration statement on Form S-3ASR (File No. 333-287708).

The Purchase Agreement contains customary representations and warranties that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The Purchase Agreement also contains customary conditions to closing, termination rights of the parties, certain indemnification obligations of the Company and ongoing covenants of the Company, including a restrictions on the issuance of securities and the filing of registration statements for a period of 15 days following the closing of the Offering, subject to certain exceptions.

On June 22, 2026, the Company entered into a placement agent agreement (the “Placement Agent Agreement”) with A.G.P./Alliance Global Partners (“A.G.P.”), as sole placement agent (the “Placement Agent”), pursuant to which the Company engaged the Placement Agent as the exclusive placement agent in connection with the Offering. Pursuant to the Placement Agent Agreement, the Company will pay the Placement Agent a cash fee equal to 2.0% of the aggregate gross proceeds raised from the sale of the Securities sold in the Offering.

The Placement Agent Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The Offering closed on June 23, 2026.

A copy of the opinion of Thompson Hine LLP relating to the legality of the Securities offered by the Company in the Offering is attached as Exhibit 5.1 hereto.

The descriptions of the terms and conditions of the Warrants, the Purchase Agreement and the Placement Agent Agreement set forth herein do not purport to be complete and are qualified in their entirety by the full text of the form of Warrant, the form of Purchase Agreement and the Placement Agent Agreement, which are attached hereto as Exhibits 4.1, 10.1 and 10.2, respectively, and incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell the securities or a solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Company cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed,” “may,” “estimates,” “believes,” “hopes,” “aims,” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such statements include, but are not limited to, goals and expectations regarding the Company’s strategy and potential partnerships; the intended use of proceeds, including potential share repurchases; the Company’s Ethereum treasury strategy and expected common stock per-share effects; and other statements accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words, but the absence of these words does not mean that a statement is not forward-looking. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the anticipated gross proceeds from the Offering, the intended use of proceeds therefrom, the satisfaction of customary closing conditions, and the expected timing and completion of the Offering, the potential use of the Company’s ATM facility; the Company’s ability to repurchase additional shares of its common stock under its stock repurchase program; the Company’s ability to achieve and sustain profitable operations; volatility in the market price of ETH and its resulting impact on the Company’s accounting and financial reporting; changes in government regulation of cryptocurrencies and online betting; changes in securities laws or other applicable regulations; fluctuations in customer demand and overall economic conditions; competitive pressures, including competing products, pricing, and sales cycles; the protection and enforcement of the Company’s proprietary rights; and other risks and uncertainties described in the Company’s Annual Report and other filings with the SEC. Under U.S. generally accepted accounting principles, entities are generally required to measure certain crypto assets at fair value, with changes reflected in net income each reporting period. Changes in the fair value of crypto assets could result in significant fluctuations to the balance sheet and income statement results. Additionally, for other certain types of crypto assets, the Company uses the historical costs less impairment model. This model may require the Company to record an associated impairment charge reflected in net income as a result of a decrease in the market price of the crypto assets below the cost value at which the Company’s crypto assets are carried on its balance sheet. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company does not undertake any responsibility to update the forward-looking statements in this press release. There can be no assurance that any repurchases will be made under the program, and any repurchases may be suspended, modified or discontinued at any time and are subject to market conditions and applicable legal requirements.

Item 8.01 Other Events.

Press Release

On June 22, 2026, the Company issued a press release announcing the Offering. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Warrant.
5.1	Opinion of Thompson Hine LLP, dated June 23, 2026.
10.1	Form of Securities Purchase Agreement, dated June 22, 2026, by and between the Company and the Purchaser named therein.
10.2	Placement Agent Agreement, dated June 22, 2026.
23.1	Consent of Thompson Hine LLP (included in Exhibit 5.1 above).
99.1	Press Release, dated June 22, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2026	SHARPLINK, INC.

/s/ Joseph Chalom
Joseph Chalom
Chief Executive Officer